EXHIBIT 10.16
                ADDENDUM TO CONSULTING AGREEMENT FOR EDUARD MAYER

                            Friday, February 08, 2000




Mr. Eduard Mayer
Oakwood
Abbey Road
Virginia Water
Surrey
England GU25 4RS

         Re:   Addendum to Consulting Agreement dated July 10, 1999

Dear Ed:


         This letter is written as an Agreement dated July 10, 1999 between you and Interactive Network, Inc. (the "Company"). It represents a duly and validly authorized, executed and delivered obligation of the Company enforceable in accordance with its terms.

         1. The Company acknowledges receipt of your Exercise Form for the exercise, on a "cashless" or "net exercise" basis, of an option to purchase 250,000 shares of Common Stock of the Company at an exercise price of $.78 per share. Pursuant to this net exercise, the Company is moving expeditiously to issue to you 203,571 shares of Common Stock. In addition, the Company confirms to you that such shares are subject to registration with the Securities and Exchange Commission (the "SEC") on Form S-8 and that such a form has been, or will be, filed with the SEC and is expected to go effective no later than the end of March 2000. The Company shall not take any action to restrict the liquidity of the stock.

         2. In respect of the Company's current cash needs, you and the Company hereby agree that:

              (a) At any time between the date hereof and December 31, 2000, you shall have the right to purchase from the Company up to 250,000 shares of Common Stock of the Company at the lesser of $4.50 or the market price of a share on the date notice of such purchase is given; and

              (b) At any time between the date hereof and December 31, 2000, the
                  Company shall have the right to require you to purchase up to $250,000 of Common Stock of the Company, at the lesser of $4.50 or the market price of a share on the date notice of such sale is given.

         Either party wishing to exercise such right shall give the other party written notice at least 10 days in advance of the proposed date of closing. You shall have the right to make such purchase in your discretion under paragraph
(a) above, but shall nonetheless be relieved of any obligation to purchase such stock under paragraph (b) above, if (I) at the time of the notice and at the date of closing, the price of a share of Common Stock of the Company shall be less than $3.80 per share or (ii) the Company shall not have obtained an effective registration with the SEC under all applicable securities laws and listing with the bulletin board market place of the shares referenced in paragraph one above and those being purchased on or before the proposed closing date, such that such shares are not restricted by any action taken by the Company at the date of closing and for a reasonable time thereafter to permit the sale of such shares in the public market. The Company agrees to use all best efforts to effect and maintain any and all such SEC registrations and appropriate listings, as well as any corresponding registrations necessary under any applicable state securities laws, in order for you to be able to sell such shares in the open market as of the date of closing and for a reasonable time thereafter.

         3. Except as specifically set forth herein, the Consulting Agreement shall not be affected hereby and shall remain in full force and effect except that you have agreed that any eventual merger between the Company and Two Way TV shall not trigger any additional compensation.

         Ed, I trust this meets with your expectations and our prior understandings. If you have any questions, please do not hesitate to call. In the meantime, if this is reflective of our understanding, I ask that you sign and return to me the enclosed copy of this Addendum.

                                                     Very truly yours,

                                                     INTERACTIVE NETWORK, INC.


                                                     /s/ Bruce W. Bauer
                                                     ------------------
                                                     Bruce W. Bauer
                                                     President and CEO
  Agreed this 8th day of Feburary, 2000:


  /S/ EDUARD MAYER
  ----------------
  Eduard Mayer